Exhibit 10.6


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS


                                  MEDICON, INC.

                       JUNIOR SUBORDINATED PROMISSORY NOTE
                              DUE NOVEMBER 3, 2002


$5,000,000.00                                                New York, New York
                                                             November 3, 1994



          FOR VALUE RECEIVED, the undersigned, MEDICON, INC., an Illinois corporation (the "Company"), promises to pay to the order of Alan P. Mintz (the
                  -------
"Purchaser"), the principal sum of Five Million dollars ($5,000,000.00) on
 ---------
November 3, 2002 (the "Maturity Date"), with interest thereon from time to time
                       -------------
as provided herein. The Company is entitled to convert this Junior Subordinated Note (this "Note"), in whole or in part, subject to the terms and conditions
            ----
hereinafter set forth, into fully paid and nonassessable shares of the Company's Class A Common Stock, no par value (the "Class A Common Stock") at a conversion
                                         --------------------
price of $20.971 per share subject to adjustment as provided herein (the "Conversion Price").
 ----------------

          1.   Purchase Agreement.  This Note is issued pursuant to the
               ------------------
Redemption Agreement, dated as of the date hereof, between the Company, the Purchaser and certain other parties thereto (the "Share Redemption Agreement").
                                                  --------------------------
Capitalized terms used herein and not otherwise defined are used herein with the meanings ascribed to such terms in Section 8 hereof.

          2.   Interest.  The Company promises to pay interest on the principal
               --------
amount of this Note at the rate of

10.0% per annum.  The Company shall pay accrued interest quarterly on each
March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest
                                                                        --------
Payment Date"), beginning on December 31, 1994. Interest on this Note shall be
- ------------
paid by wire transfer of immediately available funds to an account designated by the holder of this Note. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          3.   Mandatory Prepayment.
               --------------------

               (a)  Initial Public Offerings.  Upon the consummation of an
                    ------------------------
Initial Public Offering by the Company with Net Cash Proceeds to the Company in excess of $30,000,000.00 and after payment in full of the Senior Subordinated Notes and any other Senior Indebtedness that becomes due and payable as a result of or in connection with such Initial Public Offering (collectively the "IPO
                                                                         ---
Priority Payments"), the Company shall prepay this Note (together with interest
- -----------------
accrued thereon), pro rata with the prepayment of all other Notes issued pursuant to the Share Redemption Agreement, in an amount equal to the lesser of
(i) the excess of (A) the Net Cash Proceeds received from such Initial Public Offering over (B) the amount of the IPO Priority Payments, or (ii) the outstand-ing principal amount of this Note (together with interest accrued thereon), within 5 Business Days after the Company has both received the proceeds of such Initial Public Offering and paid in full all IPO Priority Payments.

               (b)  Notice.  The Company shall give written notice to the holder
                    ------
of this Note of any mandatory prepayment pursuant to this Section 3 at least 3 Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 9 of this Note.

          4.   Optional Prepayment.
               -------------------

               (a) Upon notice given to the holder of this Note as provided in subsection (b) of this Section 4 and after payment in full of the Senior Subordinated Notes, the Company, at its option, may prepay all or any portion of this Note, pro rata with the prepayment of all other Notes issued pursuant to the Share Redemption Agreement, at any time, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment, without penalty or premium.

               (b) The Company may give written notice of prepayment of this Note or any portion thereof not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the manner specified in Section 9 of this Note. Upon notice of prepayment being given by the Company, the Company covenants and agrees that it shall prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the outstanding principal amount thereof or the portion thereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment.

               (c) All optional prepayments under this Section 4 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to payment of accrued interest, and thereafter to principal.

          5.   Defaults and Remedies.
               ---------------------

               (a)  Events of Default.  An "Event of Default" shall occur if:
                    -----------------

                    (i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of ten days; or

                   (ii) the Company shall default in the payment of any installment of interest on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 20 days; or

                 (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                   (iv) the Company shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (iii) of this Section 5(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing.

               (b)  Acceleration.  If an Event of Default occurs under
                    ------------
clauses (a)(iii) or (iv) of this Section 5, then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the holders of at least a majority of the aggregate outstanding principal amount of this Note and the other Notes issued pursuant to the Share Redemption Agreement, by written notice to the Company, may declare the principal of and accrued interest on the Notes issued pursuant to the Share Redemption Agreement to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable. The holders of a majority of the aggregate outstanding principal amount of this Note and the other Notes issued pursuant to the Share Redemption Agreement may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 9 hereof.

          6.   Subordination.  This Note and the other Notes issued pursuant to
               -------------
the Share Redemption Agreement shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Section 6.

               (a) As used in this Section 6, the following terms shall have the following meanings:

          "Senior Default" shall mean (i) an Event of Default as defined in and
           --------------
pursuant to Article 7 of the Senior Subordinated Notes and (ii) any default in the payment of principal of or interest on any Senior Indebtedness or default in the observance or performance of any other agreement or condition relating to any such Senior Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition, is to cause, or to permit the holder or holders of such Senior Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Senior Indebtedness to become due prior to its stated maturity.

          "Senior Indebtedness" shall mean (i) the principal of and interest on
           -------------------
(including without limitation any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company whether or not such interest constitutes an allowed claim) the Senior Subordinated Notes, (ii) any other monetary obligation of the Company arising out of or in connection with the Senior Subordinated Notes or the Subordinated Note and Stock Purchase Agreement and (iii) any indebtedness for borrowed money of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed by the Company, unless the instrument creating or evidencing the same expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subordinated Indebtedness.

          "Subordinated Indebtedness" shall mean (i) the principal of and
           -------------------------
interest on this Note and the other Notes issued pursuant to the Share Redemption Agreement; and (ii) any other monetary obligations of the Company arising out of or in connection with the Share Redemption Agreement or such Notes.

               (b)  General.  Upon the maturity of any Senior Indebtedness by
                    -------
lapse of time, acceleration, required prepayment or otherwise, all Senior Indebtedness then so due and payable shall first be paid or provided for in full in cash, before any payment is made on account of the Subordinated Indebtedness then so due and payable or to acquire this Note or any of the other Notes issued pursuant to the Share Redemption Agreement.

               (c)  Limitation on Payment.  Unless and until (i) all Senior
                    ---------------------
Defaults shall have been remedied or effectively waived or shall have ceased to exist or (ii) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full or duly provided for in a manner satisfactory to the holders of the Senior Indebtedness, as the case may be, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made on account of the principal of or interest on this Note or the other Notes issued pursuant to the Share Redemption Agreement or as a sinking fund for such Notes or in respect of any redemption, retirement, purchase or other acquisition of such Notes.

               (d)  Limitation on Remedies.  As long as any Senior Indebtedness
                    ----------------------
remains outstanding, the holder of this Note shall not declare or join in any declaration of this Note to be due and payable by reason of any Event of Default or otherwise take any action against the Company (including, without limitation, commencing any legal action against the Company or filing or joining in the filing of any insolvency petition against the Company).

               (e)  Subordination Upon Certain Events.  Upon the occurrence of
                    ---------------------------------
any Event of Default under Sections 5(a)(iii) or (iv) of this Note:

                    (i) Upon any payment or distribution of assets of the Company to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive payment in full in cash before the holders of Subordinated Indebtedness shall be entitled to receive any payment in respect of the Subordinated Indebtedness.

                   (ii) Until all Senior Indebtedness is paid in full in cash, any distribution to which the holders of Subordinated Indebtedness would be entitled but for this Section 6 shall be made to holders of Senior Indebtedness, as their interests may appear.

                  (iii) For purposes of this Section 6, a distribution may consist of cash, securities or other property, by set-off or otherwise.

               (f)  Payments and Distributions Received.  If the holders of the
                    -----------------------------------
Subordinated Indebtedness shall have received any payment from or distribution of assets of the Company in respect of the Subordinated Indebtedness in contravention of the terms of this Section 6 before all Senior Indebtedness is paid in full in cash, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness (or their authorized agent) to the extent necessary to pay all such Senior Indebtedness in full in cash.

               (g)  Subrogation.  After all amounts payable under or in respect
                    -----------
of Senior Indebtedness are paid in full in cash, the holders of the Subordinated Indebtedness shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Subordinated Indebtedness have been applied to the payment of Senior Indebtedness. A distribution made under this Section 6 to a holder of Senior Indebtedness which otherwise would have been made to the holders of the Subordinated Indebtedness is not, as between the Company and the holders of the Subordinated Indebtedness, a payment by the Company on Senior Indebtedness.

               (h)  Relative Rights.  This Section defines the relative rights
                    ---------------
of the holders of the Subordinated Indebtedness and the holders of Senior Indebtedness. Nothing in this Section shall: (i) impair, as between the Company and the holders of the Subordinated Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on Subordinated Indebtedness in accordance with its terms; or (ii) effect the relative rights of holders of Subordinated Indebtedness and creditors of the Company other than holders of Senior Indebtedness.

               (i)  Subordination May Not Be Impaired by the Company.  No right
                    ------------------------------------------------
of any holder of any Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any failure by the Company to comply with this Note.

               (j)  Payments.  A payment with respect to principal of or
                    --------
interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and interest on the Subordinated Indebtedness, any depositing of funds for the defeasance of the Subordinated Indebtedness and any payment on account of mandatory prepayment or optional prepayment provisions.

               (k)  Subordination Not Impaired; Benefit of Subordination.  The
                    ----------------------------------------------------
holder of this Note agrees and consents that without notice to or assent by such holder, and without affecting the liabilities and obligations of the Company and such holder and the rights and benefits of the holders of the Senior Indebtedness set forth herein:

                      (i) the obligations and liabilities of the Company and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;

                     (ii) the holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

                    (iii) any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

               (l)  Modification of Subordination Provisions.  The subordination
                    ----------------------------------------
provisions of this Note are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, these provisions may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of the holders of a majority of the aggregate principal amount outstanding of Senior Subordinated Notes and the holders of a majority of the aggregate principal amount outstanding of any other Senior Indebtedness which the Company may from time to time designate as entitled to the benefits of this Section 5(l).

               (m)  Miscellaneous.
                    -------------

                      (i) To the extent permitted by applicable law, the holder of this Note and the Company hereby waive (1) notice of acceptance hereof by the holders of the Senior Indebtedness and (2) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

                     (ii) The Company and the holder of this Note hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in these subordination provisions or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

                    (iii) The holder of this Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, and each holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold the Senior Indebtedness held by such holder, as the case may be.

          7.   Conversion.
               ----------

               7.1  Company Right to Require Conversion.
                    -----------------------------------

                    (a)  Conversion.  At any time or from time to time after the
                         ----------
occurrence of a Trigger Event and upon notice given to the holder of this Note as provided below, the Company may, subject to the terms and conditions of this
Section 7, convert this Note, in whole or in part, into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price. The number of shares of Class A Common Stock to be issued upon conversion of this Note shall be equal to the quotient of (x) the principal amount of this Note then being converted and (y) the Conversion Price. The Company may convert this Note (or a portion of the outstanding principal amount of this Note) by giving written notice (a "Conversion Notice") of such mandatory conversion to the
                   -----------------
holder of this Note, at least five Business Days prior to the date fixed for such conversion. Such notice shall be given in the manner specified in Section 9 of this Note.

                    (b)  Payment of Interest.  When all or any portion of this
                         -------------------
Note is converted, all interest accrued and unpaid (whether or not currently payable) to the date of such conversion on the portion of this Note converted shall be immediately due and payable in cash, which payment shall accompany the shares of Class A Common Stock issued upon such conversion.

                    (c)  Delivery of Shares and New Notes.  As soon as
                         --------------------------------
practicable after conversion of this Note (or a portion of the outstanding principal amount of this Note) pursuant to Section 7.1(a), the Company shall promptly (x) issue and deliver to the holder of this Note a certificate or certificates for the number of shares of Class A Common Stock set forth in the Conversion Notice, in such name or names as may be designated by such holder, along with a check for the amount of cash to be paid in accordance with Section 7.1(b) in respect of accrued and unpaid interest, if any, on the portion of this Note then being converted, against delivery to the Company of this Note accompanied by proper instruments of transfer and (y) cancel this Note upon surrender hereof and, if this Note is being converted in part only, execute and deliver a new
Note in replacement of the Note surrendered. The new Note issued by the Company pursuant to clause (y) of the preceding sentence shall be the same as the Note submitted for conversion except that (1) it will be dated the date that the Note submitted for conversion is cancelled and (2) it will be issued in the principal amount of the unconverted portion of the Note submitted for conversion.

                    (d)  When Conversion Effective.  The conversion of this Note
                         -------------------------
shall be deemed to have been effective on the date fixed by the Company for such conversion in the Conversion Notice (the "Conversion Date"), whether or not this
                                          ---------------
Note is actually surrendered for conversion, and the Person in whose name any certificate for shares of Class A Common Stock shall be issuable upon such conversion, as provided in Section 7.1(c), shall be deemed to be the record holder of such shares of Class A Common Stock for all purposes on the Conversion Date. On and after the Conversion Date, all rights of the holder of this Note with respect to the portion of this Note converted into shares of Class A Common Stock, shall cease and terminate, except the right to receive a certificate for shares of Class A Common Stock with respect to the portion of this Note so converted and the right to receive cash in accordance with Section 7.1(b) in respect of accrued and unpaid interest, if any, on the portion of this Note so converted; and the portion of this Note so converted shall no longer be deemed to be outstanding, whether or not this Note has been surrendered to the Company for conversion.

               7.2  Adjustment of Conversion Price.  If the Company shall, at
                    ------------------------------
any time or from time to time, (a) declare a dividend on the Company Stock payable in shares of its capital stock (including Company Stock), (ii) subdivide the outstanding Company Stock, (iii) combine the outstanding Company Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Company Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted to that price which will permit the number of shares of Class A Common Stock into which this Note may be converted to be increased or reduced in the same proportion as the number of shares of Company Stock are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Conversion Price shall again be adjusted to be the Conversion Price in effect immediately prior to such record date.

               7.3  De Minimis Adjustments.  No adjustment in the Conversion
                    ----------------------
Price shall be made if the amount of such adjustment would result in a change in the Conversion Price per share of less than $.02, but in such case any adjust-ment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Conversion Price of $.05 per share. If the Company shall, at any time or from time to time, issue Company Stock by way of dividends on any stock of the Company or subdivide or combine the outstanding shares of the Company Stock, such amounts of $.02 and $.05 (as theretofore increased or decreased, if such amounts shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combina-tion or decreased in the case of a subdivision or stock dividend so as appro-priately to reflect the same. Notwithstanding the provisions of the first sentence of this Section 7.3, any adjustment postponed pursuant to this
Section 7.3 shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section 7.3, have required such adjustment, (ii) a Conversion Date or
(iii) the Maturity Date.

               7.4  Reorganization, Reclassification, Merger and Sale of Assets.
                    -----------------------------------------------------------
If there occurs any capital reorganization or any reclassification of the Company Stock, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Company Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the holder of this Note will thereafter be entitled to receive, upon the conversion of this Note in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Company Stock upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Class A Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification, consolida-tion, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon conversion of this Note.

               7.5  Certificate as to Adjustments.  Whenever the Conversion
                    -----------------------------
Price or the securities or other property deliverable upon the conversion of this Note shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the holder of this Note, in the manner specified in Section 9 of this Note, stating the adjusted Conversion Price and the securities or other property deliverable upon conversion of this Note calcu-lated to the nearest cent or the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

               7.6  Fractional Shares.  Notwithstanding any other provision of
                    -----------------
this Note, the Company shall not be required to issue fractions of shares upon conversion of this Note or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the holder of this Note, at the time of conversion of this Note as herein provided, of an amount in cash equal to such fraction multiplied by the Conversion Price.

               7.7  No Rights or Liability as a Stockholder.  This Note does not
                    ---------------------------------------
entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Company to convert this Note into shares of Class A Common Stock, and no enumeration herein of the rights or privileges of the holder of this Note, shall give rise to any liability to such holder as a stockholder of the Company.

          8.   Definitions.  As used in this Note, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Capital Lease Obligations" means, as to any Person, any obligation of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for the purposes of this Note, the amount of any such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

          "Class A Common Stock" has the meaning ascribed to such term in the
           --------------------
first paragraph of this Note.

          "Class B Common Stock" means the Company's Class B Common Stock, no
           --------------------
par value.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the Company's Class A Common Stock and Class B
           ------------
Common Stock.

          "Company Stock" shall mean collectively the Common Stock and any class
           -------------
of common stock of the Company authorized after the date of this Note, or any other class or series of stock resulting from successive changes or reclassifications of such Common Stock.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary
                                                                  -------
obligation") of
- ----------
another Person (with respect to a given primary obligation, the "primary
                                                                 -------
obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise
- -------
acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obliga-tion against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Conversion Date" has the meaning ascribed to such term in Section
           ---------------
7.1(d).

          "Conversion Notice" has the meaning ascribed to such term in
           -----------------
Section 7.1(a).

          "Conversion Price" has the meaning ascribed to such term in the first
           ----------------
paragraph of this Note.

          "Event of Default" has the meaning assigned such term in Section 5(a).
           ----------------

          "EBITDA" shall mean, with respect to the Company and its Subsidiaries
           ------
on a consolidated basis for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income,
(d) depreciation and amortization deducted from revenue in determining such Net Income (including any effect from the capitalization, amortization and write-off of implementation costs) and (e) all non-cash expenses which reduce Net Income, less (f) interest income and all non-cash items which increase Net Income. For purposes of calculating (e) and (f) above, all items that would not be considered operating items in the ordinary course of business or would result in changes in long-term asset or liability accounts shall be excluded.

          "GAAP" means generally accepted United States accounting principles in
           ----
effect from time to time.

          "Indebtedness" means, as to any Person, (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any lien (other than liens in favor of lessors under leases other than leases included in clause
(f)) on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person and (h) all Contingent Obligations of such Person.

          "Initial Public Offering" shall mean the sale in an underwritten
           -----------------------
offering by the Company of its Capital Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

          "Interest Expense" shall mean, with respect to the Company and its
           ----------------
Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Company and its Subsidiaries for such period in accordance with GAAP consistently applied, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and
(iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) any other capitalized interest of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "IPO Priority Payments" has the meaning assigned such term in Section
           ---------------------
3(a).

          "Maturity Date" has the meaning assigned to such term in the first
           -------------
paragraph of this Note.

          "Net Cash Proceeds" shall mean, with respect to any Initial Public
           -----------------
Offering, (i) the cash proceeds received by the Company or any subsidiary of the Company, minus (ii) reasonable brokerage commissions or underwriting fees and
         -----
other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers) relating to such Initial Public Offering.

          "Net Income" shall mean for any period and prior to accounting for the
           ----------
payment of any dividends on the Series A Preferred Stock, (a) the net income
(loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate for such period of, without
                         -----
duplication, (i) the net income (loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, determined in accordance with GAAP, and (ii) any other items that are treated as expenses under GAAP, but excluding from the definition of Net Income any extraordinary or non-recurring charges, expenses, gains or losses, all computed in accordance with GAAP.

          "Outstanding Shares" shall mean all shares of Class A Common Stock
           ------------------
issued and outstanding immediately following the closing of a Qualified Public Offering. For the purposes of any computation of the amount of Outstanding Shares, all shares of Series A Preferred Stock and Class B Common Stock shall be deemed to be converted into the maximum number of shares of Class A Common Stock into which such shares of Series A Preferred Stock and Class B Common Stock were then convertible as provided in the Amended and Restated Articles of Incorporation.

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

          "Qualified Public Offering" means an Initial Public Offering by the
           -------------------------
Company with Net Cash Proceeds to the Company in excess of $30,000,000.00 and in respect of which the price per share of Common Stock sold in such Qualified Public Offering multiplied by the number of Outstanding Shares is at least $250,000,000.00.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Senior Default" has the meaning assigned such term in Section 6(a).
           --------------

          "Senior Indebtedness" has the meaning assigned such term in
           -------------------
Section 6(a).

          "Senior Subordinated Notes" means the Company's Senior Subordinated
           -------------------------
Promissory Notes, dated the date hereof, in aggregate principal amount of $10,000,000.00.

          "Subordinated Note and Stock Purchase Agreement" means the
           ----------------------------------------------
Subordinated Note and Stock Purchase Agreement, dated as of the date hereof, between the Company and certain other parties thereto pursuant to which, among other things, the Company issued the Senior Subordinated Notes.

          "Subsidiary" means, with respect to any Person, a corporation or other
           ----------
entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Note shall refer to a Subsidiary or Subsidiaries of the Company.

          "Trigger Event" shall mean that (i) the Purchaser's employment with
           -------------
the Company shall be terminated for any reason, or (ii) at the end of any fiscal year ending prior to a Qualified Public Offering, either the revenue or the EBITDA of the Company and its Subsidiaries on a consolidated basis for such fiscal year shall fall below the revenue or EBITDA amount (as the case may be) set forth below with respect to such fiscal year (determined on the basis of the audited consolidated financial statements of the Company and its Subsidiaries for such fiscal year):

 Fiscal year
 ended December 31:      Revenue:          EBITDA:
 -----------------       -------           ------

      1995               $103,288,000.00   $ 3,741,000.00

      1996               $180,234,000.00   $11,407,000.00
      1997               $198,257,000.00   $12,548,000.00

      1998               $218,083,000.00   $13,802,000.00

      1999               $239,891,000.00   $15,183,000.00
      2000               $263,880,000.00   $16,701,000.00

      2001               $290,269,000.00   $18,371,000.00

          9.   Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in the manner specified in Section 16 of the Share Redemption Agreement.

          10.  Successors and Assigns.  This Note shall inure to the benefit of
               ----------------------
and be binding upon the successors and permitted assigns of the parties hereto. The holder of this Note may not assign any of its rights under this Note except that, subject to applicable securities laws, the holder of this Note may assign this Note to a member of such holder's immediate family, which shall include her or his ancestors, spouse, siblings, descendants or spouses (or surviving spouses) of descendants ("Family Members"), or a trust, corporation, partnership
                          --------------
or other entity, all of the beneficial interests in which shall be held by such holder or one or more Family Members of such holder; provided, however, that
                                                     --------  -------
during the period any such trust, corporation, partnership or other entity holds this Note, no Person (other than (i) such holder, (ii) a shareholder in such holder or other person having an ownership interest in such other entity which is a holder, (iii) any beneficiary of a trust which is a holder or any Family Members of a beneficiary of a trust which is a stockholder, (iv) any trust all of the beneficial interests in which shall be held by Family Members of a beneficiary of a trust which is a holder or (v) one or more Family Members of such holder) may be or become beneficiaries, stockholders or limited or general partners or owners thereof. The Company may not assign any of its obligations under this Note without the written consent of the holder of this Note.

          11.  Amendment and Waiver.
               --------------------

               (a) No failure or delay on the part of the Company or the holder of this Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the holder of this Note at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by the Company from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Company and Persons holding at least a majority of the aggregate outstanding principal amount of this Note and the other Notes issued pursuant to the Share Redemption Agreement, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Note, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               (c) Notwithstanding the foregoing, without the written consent of the holder of this Note, an amendment, supplement or waiver may not:

                    (i) reduce the percentage of Persons necessary to consent to an amendment, supplement or waiver pursuant to this Section 11;

                   (ii) reduce the rate or extend the time for payment of interest on this Note;

                  (iii) reduce the principal of, extend the fixed maturity of, or alter the ranking of, this Note;

                   (iv) make this Note payable in money other than that stated in this Note; or

                    (v)  alter or amend Section 3 of this Note.

          12.  Governing Law.  This Note shall be governed by and construed in
               -------------
accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law of such State.

          13.  Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          14.  Entire Agreement.  This Note and the Share Redemption Agreement
               ----------------
are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Note and the Share Redemption Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                    MEDICON, INC.



                    By  /s/ John E. Adams
                       ------------------------------
                       Name:  John E. Adams
                       Title: EVP & COO